Exhibit 3.111

Prescribed by J. Kenneth Blackwell

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CERTIFICATE OF AMENDMENT TO

ARTICLES OF ORGANIZATION OF A

LIMITED LIABILITY COMPANY

The undersigned, being a member, manager or authorized representative of Aerospace Ventures, LLC
(name of limited liability company)

1242087 , an Ohio limited liability company, organized on July 12, 2001 , does hereby certify that the undersigned is
(Registration Number) (date)
duly authorized to execute this certificate, and hereby certifies that the Articles of Organization of the above named limited liability company have been amended as follows:

AMENDMENT

Article(s)	One

is/are hereby amended as follows:

The name of the Company shall be:

AERO-INSTRUMENTS CO., LLC

(if insufficient space for amendment, please attach a separate sheet)

IN WITNESS WHEREOF, the undersigned has executed this certificate on	August 9, 2001
(date)

Aerospace Ventures, LLC
(name of limited liability company)

	By:	/s/ Oscar J. Misfud
[Ohio Revised Code Section 1705.08(C)(1)]	Its:	Duly Authorized Member, Manager or Representative

129-LAM	Page 1 of 1	Version: May 1, 1999